    As filed with the Securities and Exchange Commission on August 27, 1998
                                                    Registration No. 333-32559
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------

                       IWL COMMUNICATIONS, INCORPORATED
            (Exact name of Registrant as specified in its charter)

             TEXAS                                         76-0043882
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                       12000 AEROSPACE AVENUE, SUITE 200
                              HOUSTON, TEXAS 77034
          (Address, including zip code, of principal executive offices)

                                 ------------

                      IWL COMMUNICATIONS, INCORPORATED
                    EMPLOYEE INCENTIVE STOCK OPTION PLAN

           IWL COMMUNICATIONS, INCORPORATED 1997 STOCK OPTION PLAN

       IWL COMMUNICATIONS, INCORPORATED 1997 DIRECTOR STOCK OPTION PLAN

                           (Full title of the plans)

                                 ------------

                             IGNATIUS W. LEONARDS
                            CHIEF EXECUTIVE OFFICER
                       IWL COMMUNICATIONS, INCORPORATED
                       12000 AEROSPACE AVENUE, SUITE 200
                             HOUSTON, TEXAS 77034
                    (Name and address of agent for service)

                                (281) 482-0289
         (Telephone number, including area code, of agent for service)

                                 ------------

                       REMOVING SHARES FROM REGISTRATION

==============================================================================

                       REMOVAL OF SHARES FROM REGISTRATION

     IWL Communications, Incorporated, a Texas corporation (the "Company"), hereby amends the Registration Statement on Form S-8, File No. 333-32559 (the "Registration Statement"), filed in connection with the IWL Communications, Incorporated Employee Incentive Stock Option Plan, the IWL Communications, Incorporated 1997 Stock Option Plan, and the IWL Communications, Incorporated 1997 Director Stock Option Plan (the "Plans"), to withdraw from registration all the shares of the Common Stock of the Company registered under the Registration Statement with respect to which options have not been granted or have been granted but not exercised under the Plans.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on August 26, 1998.

                                        IWL COMMUNICATIONS, INCORPORATED


                                        By: /s/ IGNATIUS W. LEONARDS
                                           -----------------------------------
                                                Ignatius W. Leonards
                                                Chief Executive Officer